EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AOL Latin America Announces Filing Under the U.S. Bankruptcy Code

FT. LAUDERDALE, FL. – June 24, 2005 – America Online Latin America, Inc. [Other OTC: AOLA.PK] today announced that it has filed a voluntary petition in the United States Bankruptcy Court, for the District of Delaware under chapter 11 of title 11 of the U.S. Bankruptcy Code. The following subsidiaries of AOLA also filed voluntary petitions: AOL Puerto Rico Management Services, Inc., America Online Caribbean Basin, Inc. and AOL Latin America Management LLC.

AOL Latin America’s other subsidiaries will continue normal operations, and its subscribers will continue to receive the America Online branded service without interruption.

About AOL Latin America

America Online Latin America, Inc. (Other OTC:AOLA.PK) is the exclusive provider of AOL-branded services in Latin America.

# # #